EMPLOYMENT AGREEMENT

          THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of January 20, 2003, by and between GolfGear International, Inc. (the "Company"), a Nevada Corporation, and Chris Holiday ("Executive").

                                       I.

                                   EMPLOYMENT

          1.1     Position  and  Duties.  The Company hereby engages and employs
                  ---------------------
Executive as Senior Vice President of Sales and Marketing on the terms set forth in this Agreement.
Executive shall perform the executive duties and functions customarily related to the above positions, subject to the reasonable limitations of authority set forth from time to time by the President of the Company.

          1.2     Best  Efforts.       Commencing on January 20, 2003, Executive
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agrees  to  devote  his  full time and attention to the Company, to use his best efforts to advance the business and welfare of the Company, to render his services under this Agreement fully, faithfully, diligently, competently and to the best of his ability, and not to engage in any other employment activities. Notwithstanding anything herein to the contrary, Executive shall not be precluded from (a) engaging in charitable activities and community affairs, (b) managing his personal investments and affairs, provided that such activities do not materially interfere with the proper performance of his duties and responsibilities under this Agreement or (c) serving on a board of directors for a business which is not competitive with the Company.

                                       II.

                            COMPENSATION AND BENEFITS

          2.1     Base  Salary.     For all services to be rendered by Executive
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under  this  Agreement,  the Company agrees to pay Executive bi-weekly an annual base salary of Six Thousand Seven Hundred Thirty Dollars and Seventy-Six Cents ($6,730.76), less deductions required by law, payable in accordance with the normal payroll practices of the Company.

          2.2     Stock  Option  Grant.  The  Company  shall  grant to Executive
                  --------------------
options to purchase two million (2,000,000) shares of the Company's common stock at an exercise price per share equal to the fair market value of the stock on the date of the grant pursuant to a stock option agreement in substantially the form attached hereto as Exhibit A and by this reference made a part hereof
                            ----------
("Stock  Option  Agreement").  Executive  shall vest in such options over a four
(4) year period at twenty five percent (25%) on the first anniversary of Executive's employment and one thirty-sixth (1/36th) of the remaining shares at the end of each month thereafter that Executive is employed hereunder.

          2.3     Other  Benefits.  The  Company  shall  further  provide  to
                  ---------------
Executive  the  following  other  benefits:


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               (a)     Full  participation,  on  a  basis  commensurate with his
position with the Company, in all plans of life, accident, disability and health insurance and other benefits that generally are made available to senior executives of the Company;

               (b)     Four  (4)  weeks  paid  vacation;  and

               (c) Until such time as the Company obtains health insurance coverage for its employees, the Company shall pay Executive Four Hundred Fifty Dollars ($450.00) per month to offset COBRA or third party health insurance premiums.

          2.4     Expense  Reimbursement.  The  Company shall promptly reimburse
                  ----------------------
Executive for all actual and reasonable business expenses incurred by Executive in promoting the business of the Company, including expenditures for car phone, entertainment, travel, or other expenses, provided that (a) such expenditures are of a nature qualifying them as legitimate business deductions and (b) Executive furnishes to the Company adequate records and other documentary evidence reasonably required by the Company to substantiate such expenditures.

                                      III.

                          TERMINATION AND SEVERANCE PAY

          3.1     Involuntary  Termination.
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               (a)     Severance  Pay.  In the event that Executive's employment
                       --------------
with the Company is terminated by the Company for Cause (as defined in Section 3.1(c)), Executive shall be entitled to no severance pay. In the event that Executive's employment with the Company is terminated by the Company other than for Cause, then in consideration of Executive's compliance with his obligations under Article V and Article VI and Executive's execution of a general release in favor of the Company (which release shall contain reasonable and customary terms and exceptions), Executive shall be entitled to severance pay ("Severance Pay") in the form of (i) bi-weekly payments to Executive in the amount of Executive's monthly base salary as in effect on the date of termination, payable in accordance with customary payroll practices, and related health benefits for a four (4) month period commencing on the date of termination and (ii) if the date of termination occurs during the first year of the Agreement, five hundred thousand (500,000) shares of any then unvested common stock options under the Stock Option Agreement shall immediately vest. Notwithstanding the foregoing, Executive acknowledges and agrees that in the event Executive breaches any material provision of Article V or Article VI, his right to receive severance payments under this Section 3.1(a) shall automatically terminate.

               (b)     Benefits.  Following  termination,  Executive shall cease
                       --------
to be a Company employee and shall not be entitled to any employee benefits, except as provided in Section 3.1(a) above. This shall not preclude Executive from exercising his COBRA benefits under applicable law.

               (c)     Cause.  For purposes of this Agreement , the term "Cause"
                       -----
shall mean the determination by a majority of the disinterested members of the Board that Executive has engaged in any one of the following: (i) material financial dishonesty, including, without limitation, misappropriation of funds or property, or any attempt by Executive to secure any personal profit related to, and to the material detriment of, the business or business opportunities of the Company;


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(ii)  gross  negligence  or reckless or willful misconduct in the performance of job duties; (iii) willful refusal or the repeated failure of Executive to perform his job duties to the reasonable satisfaction of the Board or to comply with the lawful instruction of the President or the Board; (iv) the conviction of, or plea of nolo contender to, any felony; (v) intentional and material violation of the Company's written policies including, without limitation, the Company's policies on equal employment opportunity and prohibition of unlawful harassment; or (vi) any material breach of any agreement between Executive and the Company.

               Termination under subsections (i), (ii), (iii), (v) or (vi) shall be warranted only after the Board has determined, in good faith, that Cause exists after having given Executive written notice of such Cause for termination and such activity is not permanently ceased within five (5) business days of each such notice; provided, however, that Executive's employment may be terminated immediately under subsection (v) above, without the opportunity to cure, for any intentional and material violation by Executive of the Company's policies on equal employment opportunity or prohibition of unlawful harassment.

          3.2     Voluntary  Termination.  In  the  event  Executive voluntarily
                  ----------------------
terminates his employment with the Company, Executive shall be entitled to no severance pay.

          3.3     Death.  In  the  event  of  Executive's  death, this Agreement
                  -----
shall automatically terminate and shall be of no further force and effect. Termination of Executive's employment as a result of his death shall not result in any obligation by the Company to pay severance pay or other unearned benefits to Executive's estate or heirs.

          3.4     Disability.  In  the  event  of  Executive's  Disability  (as
                  ----------
defined below) during the term of this Agreement for any period of at least three (3) consecutive months, the Company shall have the right, which may be exercised in its sole discretion, to terminate this Agreement. In the event the Company does elect to terminate this Agreement, Executive shall not be entitled to any severance pay at any time but shall be entitled to normal disability benefits in accordance with the policies established from time to time by the Company. For purposes of this Agreement, "Disability" shall mean the inability of Executive to perform his employment services hereunder by reason of physical or mental illness or incapacity as determined by a physician chosen by the Company and reasonably satisfactory to Executive or his legal representative.

                                       IV.

                                      TERM

          Executive and the Company acknowledge and agree that Executive's employment with the Company is expressly "at-will" both during and after the term of this Agreement. This means that either party may terminate Executive's employment with or without cause. Any termination of Executive's employment is, however, subject to the terms and provisions of this Agreement as to severance pay and other obligations.


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
                                       V.

                          NONDISCLOSURE OF INFORMATION

                        AND NON-SOLICITATION OF EMPLOYEES

          5.1     Employee  Proprietary  Information  and  Inventions Agreement.
                  -------------------------------------------------------------
Executive shall be subject to the provisions of the Company's Employee Proprietary Information and Inventions Agreement, a copy of which is attached hereto as Exhibit B and by this reference made a part hereof.
            ----------

          5.2     Return  of  Information.  Upon  termination  of  Executive's
                  -----------------------
employment, Executive will deliver to the Company all customer lists, proposals, reports, memoranda, computer software and programming, budgets and other financial information, and other materials or records or writings of any type (including any copies thereof and regardless of the medium in which the information exists) made, used or obtained by Executive in connection with his employment by the Company.

                                       VI.

                                 NON-COMPETITION

          Executive agrees that given the extent and nature of the Confidential Information he obtains during the course of his employment, it would be inevitable that such Confidential Information would be disclosed or utilized by the Executive should he obtain employment from, or become associated with, an entity or person that is engaged in a business whose products or services are substantially similar in function or capability to the products or services then being developed, manufactured or sold by the Company, and are marketed to substantially the same type of user as that to which the products and services of the Company are marketed or proposed to be marketed. In order to protect the Confidential Information Executive obtains during the course of his employment, Executive agrees that, so long as Executive is employed by the Company, Executive shall not, without the prior written consent of the Company, either directly or indirectly, including without limitation through a partnership, joint venture, corporation or other entity or as a consultant, director or employee, engage in a business whose products or services are substantially similar in function or capability to the products or services then being developed, manufactured or sold by the Company, and are marketed to substantially the same type of user as that to which the products and services of the Company are marketed or proposed to be marketed. Nothing herein shall prohibit Executive from making a passive investment in up to five percent (5%) of the equity of a publicly held company which would otherwise be prohibited by this Section VI.

                                      VII.

                                  MISCELLANEOUS

          7.1     Successors;  Binding  Agreement.  This  Agreement shall not be
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terminated  by the voluntary or involuntary dissolution of the Company or by any merger or consolidation, whether or not the Company is the surviving or resulting corporation, or upon any transfer of all or substantially all of the assets of the Company. In the event of any such merger, consolidation or transfer of assets, the provisions of this Agreement shall bind and inure to the benefit of the


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
surviving or resulting corporation, or the corporation to which such assets shall have been transferred, as the case may be; provided, however, that the Company will require any successor to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

          7.2     Arbitration.  In consideration for the mutual benefits arising
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from  the employment relationship entered contemporaneously with this Agreement,
Executive  and  the  Company  agree  as  follows:

          Any claim, dispute, or controversy, including but not limited to any claim, dispute, or controversy which would first have to be filed with the California Department of Fair Employment and Housing (DFEH) and/or the Equal Employment Opportunity Commission (EEOC), and would otherwise require or allow resort to any court or other governmental dispute resolution forum, between the Company and Executive arising from, related to, or having any relationship or connection whatsoever with Executives employment by the Company, whether based on tort, contract, statutory, or equitable law, or otherwise, including Federal Title VII claims (with the sole exception of claims arising under the National Labor Relations Act which are brought before the National Labor Relations Board; claims for medical and disability benefits under the California Workers Compensation Act, and Employment Development Department claims), shall be submitted to and determined exclusively by binding arbitration in accordance
                                -----------
with the Arbitration Rules of JAMS and in conformity with the procedures of the California Arbitration Act, and not by way of a trial by jury. Pursuant to
Section 1283.05 of the California Code of Civil Procedure, each party will be entitled to all methods of discovery incorporated therein, and all additional methods of discovery otherwise necessary to vindicate the issues raised, as required by law. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction. Though Executive has no contractual right to attorneys fees by this agreement, Executive is entitled to all relief otherwise available in court, including the recovery of costs and attorneys fees where expressly provided by law.

          The arbitration hearing and all proceedings in connection therewith shall take place in Orange County, California. There shall be one arbitrator, chosen by mutual agreement of the Executive and the Company. If the arbitrator shall not have been selected within thirty (30) days after dispute has been submitted to JAMS, the appointment shall be made by JAMS. The arbitrator shall be a lawyer or judge who appears on the lists of JAMS, shall be a neutral party, and shall be familiar with employment agreements. Each party shall pay the fees of his or her own attorneys, unless attorneys' fees are awarded to the prevailing party pursuant to law, and the expenses of his or her witnesses. Each party will be responsible for all reasonable filing and administrative costs and fees that each party would otherwise be required to pay if the action was brought before a court of law, except the Company agrees to pay the fees of the arbitrator and any other expenses unique to arbitration. At the conclusion of the arbitration, the arbitrator will provide a written decision disclosing the essential findings and conclusions upon which the award is based. The arbitrators decision will be final and binding and no further remedies may be sought by either party.

          This Agreement contains the entire agreement between the parties regarding arbitration of claims arising out of the employment relationship and supercedes all such prior oral and written agreements, understandings, commitments, and practices between them, including all


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
prior arbitration agreements and/or employment agreements to the extent such agreements contain an agreement to arbitrate, whether or not fully performed by Executive before the date of this agreement. No oral modifications, express or implied, may alter or vary the terms of this Agreement. No amendments to this Agreement may be made except by a writing signed by both parties. No employee or supervisor of the Company is authorized to alter or vary the terms of this Agreement except by written agreement by the President. Any representations contrary to this Agreement, express or implied, written or oral, are hereby disclaimed.

          BY INITIALING BELOW, BOTH EXECUTIVE AND THE COMPANY UNDERSTAND BY VOLUNTARILY AGREEING TO THIS BINDING ARBITRATION PROVISION, BOTH EXECUTIVE AND ACU GIVE UP THEIR RIGHTS TO TRIAL BY JURY.


     ----------------------               -----------------------
     Company                              Executive

          7.3     No  Waiver.  The  waiver  by  either  party of a breach of any
                  ----------
provision of this Agreement shall not operate as or be construed as a waiver of any subsequent breach thereof.

          7.4     Governing Law.  This Agreement shall be construed and enforced
                  -------------
in  accordance  with  the  laws  and  decisions  of  the  State  of  California.

          7.5     Entire  Agreement;  Modifications.  This  Agreement represents
                  ---------------------------------
the entire agreement between the parties with respect to the matters set forth herein and supersedes all prior agreements and understandings between the parties relating to the employment of Executive by the Company, and it may not be changed or terminated orally. No modification, termination, or attempted waiver of any other provisions of this Agreement shall be valid unless in writing signed by the party against whom the same is sought to be enforced.

          7.6     Jurisdiction;  Venue.  The  parties do hereby agree and submit
                  --------------------
to personal jurisdiction in the State of California for the purposes of any proceedings brought to enforce or construe the terms of this Agreement or to resolve any dispute or controversy relating to Executive's employment or arising under, as a result of, or in connection with this Agreement, and do hereby agree and stipulate that any such proceedings shall be venued and held in Orange County, California.


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
          IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the day and year first above written.


                                          "COMPANY":


                                          GolfGear International, Inc., a Nevada
                                          corporation

                                          By:
                                             -----------------------------------
                                                Michael Piraino
                                          Its:  President

                                          "EXECUTIVE":

                                          -------------------------------------
                                          Name:  Chris Holiday



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
                                    EXHIBITS

                EXHIBIT A      Stock Option Agreement

                EXHIBIT B      Employee Proprietary
                               Information and Inventions
                               Agreement


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